Exhibit 99.1

Contact:

Christopher Keenan or Jay Carlson

Peregrine Pharmaceuticals, Inc.

(800) 987-8256

info@peregrineinc.com

Peregrine Pharmaceuticals Reports SECOND Quarter Fiscal Year 2013 Financial Results and Recent Developments

-- Contract Manufacturing Revenue Expected to Exceed $18 Million for Fiscal Year 2013 --

-- Company Reaches Agreement with FDA On Pivotal Phase III Clinical Trial Design for Cotara --

-- Multiple Bavituximab Clinical Milestones Anticipated in the Coming Months –

TUSTIN, CA – December 10, 2012 -- Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM), a biopharmaceutical company developing first-in-class monoclonal antibodies focused on the treatment and diagnosis of cancer, today announced financial results for the second quarter ended October 31, 2012 of fiscal year (FY) 2013 and provided an update on its advancing clinical pipeline and other corporate developments.

“Certainly the recent highlight for Peregrine is the agreement reached with the FDA that provides a clear pathway for advancing our Cotara program into a pivotal registration trial in patients with brain cancer. This milestone is the result of a significant amount of work and collaboration with the FDA of which we are particularly proud given the potential for this novel treatment in this difficult to treat disease,” said Steven W. King, president and chief executive officer of Peregrine. “This was also a very strong quarter for our manufacturing subsidiary, Avid Bioservices, as we are on track for another record year of manufacturing revenues. We are also making steady progress in advancing the bavituximab program on multiple clinical fronts with important clinical milestones anticipated to occur over the coming months. Upcoming clinical milestones for the program include key median overall survival endpoints in pancreatic and front-line non-small cell lung cancer and final results from our second-line non-small cell lung cancer study in which we discovered discrepancies and have subsequently been intensely reviewing. The goal of this review is to be able to generate a final data set that we believe could be used to support advancing the program into a pivotal trial.”

COTARA PROGRAM HIGHLIGHTS

Peregrine announced that it has reached agreement with the U.S. Food and Drug Administration (FDA) on the design of a single registration trial for Cotara in patients with recurrent glioblastoma multiforme (GBM) following an end-of-Phase II meeting. The FDA has agreed with the company’s proposed randomized trial design evaluating two dose levels of Cotara in up to 300 patients. The trial design allows for multiple interim data analyses with the potential to stop patient accrual early based on predicted success or futility. The company plans to seek partners both in the U.S. and internationally to support the development of Cotara for this deadly form of brain cancer. Cotara has been granted orphan drug status and Fast Track designation for the treatment of GBM and anaplastic astrocytoma by the FDA and orphan drug designation by the European Medicines Agency (EMA).

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BAVITUXIMAB CLINICAL TRIALS

Peregrine currently has eight ongoing clinical trials as follows:

•	Peregrine continues to conduct a detailed internal review into the discrepancies tied to the randomized, double-blind placebo-controlled Phase II trial of bavituximab in second-line non-small cell lung cancer (NSCLC), that were discovered as part of the routine collection of data in advance of the company's end-of-Phase II meeting with regulatory authorities. The goal of this review is to gain a thorough understanding of the events leading up to, including and following the patient treatment group assignments and investigational drug coding and distribution. This review includes the testing of investigational product, patient samples, reviewing the operations of multiple vendors, among other activities. Investors are reminded not to rely on clinical data that the company disclosed on or before September 7, 2012 regarding this trial.

•	Randomized Phase II clinical trial evaluating bavituximab plus carboplatin and paclitaxel versus carboplatin and paclitaxel alone in 83 evaluable patients with previously untreated Stage IIIb or Stage IV NSCLC. Patient enrollment was completed in September of 2011. A secondary endpoint in the trial, median overall survival (OS), is an event-driven endpoint and will be reported once mature.

•	Randomized Phase II clinical trial evaluating bavituximab plus gemcitabine versus gemcitabine alone in 70 patients with previously untreated Stage IV pancreatic cancer. Patient enrollment was completed in June 2012. The primary endpoint in the trial, median OS, is an event-driven endpoint and will be reported once mature.

•	Phase I/II Investigator Sponsored Trial (IST) evaluating bavituximab in combination with sorafenib in up to 48 patients with advanced hepatocellular carcinoma (liver cancer). The Phase I portion of the trial has completed patient enrollment with enrollment in the Phase II portion of the trial ongoing.

•	Phase I/II IST evaluating bavituximab in combination with cabazitaxel in up to 31 patients with second-line castration-resistant prostate cancer.

•	Phase Ib IST evaluating bavituximab in combination with carboplatin and pemetrexed in up to 25 patients with previously untreated Stage IV NSCLC.

•	Phase I IST evaluating bavituximab in combination with paclitaxel in up to 14 patients with HER2-negative metastatic breast cancer.

•	Phase I IST evaluating bavituximab in combination with capecitabine and radiation therapy in up to 18 patients with Stage II or III rectal adenocarcinoma.

PS-TARGETING MOLECULAR IMAGING PROGRAM HIGHLIGHTS

Peregrine continues to enroll and dose up to 12 patients in an open-label, single-center trial of its experimental phosphatidylserine (PS)-targeting molecular imaging candidate, 124I-PGN650, in patients with various solid tumor types. The primary goal of the trial is to estimate radiation dosimetry in critical and non-critical organs. Secondary objectives of the trial are tumor imaging and safety.

PRECLINICAL DEVELOPMENT HIGHLIGHTS

In October, at the 27th Annual Meeting of the Society for Immunotherapy of Cancer, data were presented demonstrating the ability of the company's PS-targeting antibodies to stimulate cancer fighting immune responses. Additionally, data were published in the peer-reviewed journal Nuclear Medicine and Biology highlighting results from a study investigating the company's fully human phosphatidylserine (PS)-targeting antibody PGN635 utilized as a radiolabeled tumor imaging probe. The results demonstrate the potential breadth of applicability of the company's PS-targeting antibodies to clearly image solid tumors regardless of cancer type, and provide a potential method to rapidly assess the anti-tumor efficacy of chemotherapies and other approved and experimental cancer treatments.

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FINANCIAL RESULTS

Total revenues for the second quarter of FY 2013 were $6,139,000 compared to $4,232,000, for the same quarter of the prior fiscal year. This increase was primarily attributable to contract manufacturing revenue generated by Peregrine's biomanufacturing subsidiary Avid Bioservices, which generated contract manufacturing revenue of $6,061,000 for the second quarter of FY 2013, compared to $4,154,000 for the same quarter of the prior fiscal year. The increase in contract manufacturing revenue was primarily due to a greater number of completed manufacturing runs being released and shipped during the current quarter. Based on current manufacturing commitments from Avid's third-party clients for services to be provided during the remainder of FY 2013, we expect contract manufacturing revenue to be at least $18 million for FY 2013. In addition, Avid will continue to utilize available capacity and resources to continue its preparation for later stage clinical development and potential commercialization of bavituximab and Cotara, while also seeking to grow its services from third-party clients.

Total costs and expenses decreased $3,072,000 to $13,196,000 in the second quarter of FY 2013 from $16,268,000 in the second quarter of FY 2012. This decrease was primarily attributable to lower research and development expenses associated with a decrease in clinical trial costs. For the second quarter of FY 2013, cost of contract manufacturing and research and development expenses were $3,703,000 and $6,053,000, respectively, compared to $3,718,000 and $9,818,000, respectively, for the second quarter of FY 2012. Selling, general and administrative expenses for the second quarter of FY 2013 were $3,440,000 compared to $2,732,000 in the second quarter of FY 2012.

Peregrine's consolidated net loss was $8,753,000, or $0.08 per basic and diluted share, for the second quarter of FY 2013, compared to a net loss of $12,055,000, or $0.16 per basic and diluted share, for the same quarter of the prior year.

Peregrine reported $24,443,000 in cash and cash equivalents at October 31, 2012, compared to $18,991,000 at July 31, 2012. From the period of September 27, 2012 through October 31, 2012, the company raised $16.2 million in net proceeds in order to replace the initial funding it repaid on September 25, 2012 under a loan facility dated August 30, 2012. The funds were raised under an At Market Sales Issuance Agreement with McNicoll, Lewis & Vlak LLC at an average price per share of $0.90. The company issued no warrants in connection with the At Market Sales Issuance Agreement.

More detailed financial information and analysis may be found in Peregrine's Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission today.

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Conference Call

Peregrine will host a conference call and webcast this afternoon, December 10, 2012, at 4:30 PM EST (1:30 PM PST).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Peregrine Pharmaceuticals conference call. A replay of the call will be available starting approximately two hours after the conclusion of the call through December 24, 2012 by calling (855) 859-2056, or (404) 537-3406 and using passcode 75630640.

To listen to the live webcast, or access the archived webcast, please visit: http://ir.peregrineinc.com/events.cfm

About Peregrine Pharmaceuticals, Inc.

Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials focused on the treatment and diagnosis of cancer. The company is pursuing multiple clinical programs in cancer with its lead product candidate bavituximab and novel brain cancer agent Cotara®. Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that data from a Cotara pivotal trial may not support BLA submission or registration, the risk that the company does not have, or is unable to raise, sufficient capital to fund a pivotal trial and the risk that the company is unable to find a suitable partner to advance the Cotara program, the risk that final data from the randomized, double-blind, placebo-controlled Phase IIb may never support future development in second-line NSCLC, the risks associated with the recently filed class action lawsuits or potential regulatory investigations due to the uncertainty created by the above referenced discrepancies, the risk that results from the other randomized Phase II trial will not be consistent with results experienced in the earlier single-arm Phase II trial or support registration filings with the FDA, the risk that Avid's revenue growth may slow or decline, the risk that Avid may experience technical difficulties in processing customer orders which could delay delivery of products to customers and receipt of payment, and the risk that one or more existing Avid customers, including those with committed manufacturing or representing its backlog, terminates its contract prior to completion. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the our SEC reports including, but not limited to, the annual report on Form 10-K for the fiscal year ended April 30, 2012 and quarterly report on Form 10-Q for the quarter ended October 31, 2012. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended October 31,		Six Months Ended October 31,
	2012	2011	2012	2011
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$6,061,000	$4,154,000	$10,196,000	$9,593,000
License revenue	78,000	78,000	194,000	294,000
Total revenues	6,139,000	4,232,000	10,390,000	9,887,000

COSTS AND EXPENSES:
Cost of contract manufacturing	3,703,000	3,718,000	5,727,000	6,735,000
Research and development	6,053,000	9,818,000	13,034,000	17,578,000
Selling, general and administrative	3,440,000	2,732,000	6,357,000	5,661,000
Total costs and expenses	13,196,000	16,268,000	25,118,000	29,974,000

LOSS FROM OPERATIONS	(7,057,000)	(12,036,000)	(14,728,000)	(20,087,000)

OTHER INCOME (EXPENSE):
Interest and other income	44,000	9,000	52,000	22,000
Interest and other expense	(44,000)	(28,000)	(45,000)	(82,000)
Loss on early extinguishment of debt	(1,696,000)	–	(1,696,000)	–

NET LOSS	$(8,753,000)	$(12,055,000)	$(16,417,000)	$(20,147,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	109,405,778	77,523,005	106,344,857	74,089,786

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.08)	$(0.16)	$(0.15)	$(0.27)

COMPREHENSIVE LOSS	$(8,753,000)	$(12,055,000)	$(16,417,000)	$(20,147,000)

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PEREGRINE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	OCTOBER 31, 2012	APRIL 30, 2012
	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,443,000	$18,033,000
Trade and other receivables, net	2,320,000	2,353,000
Inventories, net	5,426,000	3,611,000
Prepaid expenses and other current assets, net	885,000	795,000
Total current assets	33,074,000	24,792,000
Property, net	2,683,000	2,900,000
Other assets	771,000	570,000
TOTAL ASSETS	$36,528,000	$28,262,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,176,000	$3,492,000
Accrued clinical trial and related fees	1,558,000	2,111,000
Accrued payroll and related costs	2,394,000	2,468,000
Deferred revenue	6,221,000	3,651,000
Customer deposits	8,500,000	4,865,000
Other current liabilities	1,083,000	1,052,000
Total current liabilities	22,932,000	17,639,000
Deferred revenue	205,000	361,000
Other long-term liabilities	721,000	779,000
Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock-$0.001 par value; authorized 5,000,000 shares; non-voting; nil shares outstanding	–	–
Common stock-$0.001 par value; authorized 325,000,000 shares; outstanding – 123,310,188 and 101,421,365, respectively	123,000	101,000
Additional paid-in capital	367,088,000	347,506,000
Accumulated deficit	(354,541,000)	(338,124,000)
Total stockholders’ equity	12,670,000	9,483,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$36,528,000	$28,262,000

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